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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 22, 2001


                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Washington                   1-15595                   91-0609840
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                601 W. 1st Avenue, Spokane, Washington 99201-5015
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (509) 838-3111


                                      None
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          (Former name or former address, if change since last report)

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ITEM 5. OTHER EVENTS.

     On October 22, 2001, the Registrant's Board of Directors declared a stock split for the Registrant's Variable Rate Cumulative Preferred Stock, Series E-7 (the "Series E-7 Preferred Stock"). On November 5, 2001, each outstanding share of Series E-7 Preferred Stock will be converted into four shares of Series E-7 Preferred Stock. Accordingly, the par value of each such share will be adjusted from $10.00 per share to $2.50 per share and the liquidation preference and dividend calculation amount of each such share will be adjusted from $100.00 per share to $25.00 per share to reflect the split.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   METROPOLITAN MORTGAGE & SECURITIES CO., INC.

Date: October 26, 2001             By: /s/ Sterling Gallagher
                                       --------------------------------
                                       Sterling Gallagher,
                                       Chief Financial Officer